Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 30, 2004, by and among Omtool, Ltd., a Delaware corporation (the “Company”), the purchasers who are signatories hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”), and Broadband Capital Management, LLC (the “Holder Agent”).

WHEREAS, pursuant to that certain Stock Purchase Agreement among the Purchasers and the Company (the “Stock Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement to issue and sell to the Purchasers 265,000 shares of the Company’s Common Stock and to issue to the Holder Agent up to 25,500 shares of the Company’s Common Stock (“Holder Agent Stock”) and warrants to purchase up to 25,500 shares of the Company’s Common Stock (“Holder Agent Warrants”);

WHEREAS, to induce the Purchasers to execute and deliver the Stock Purchase Agreement, the Company has agreed to provide certain registration rights with respect to the Common Stock on the terms and conditions provided herein; and

WHEREAS, the Company has also agreed to provide certain registration rights with respect to the Holder Agent Stock and Holder Agent Warrant Shares on the terms and conditions provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Stock Purchase Agreement shall have the meanings given such terms in the Stock Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Closing” means the Closing as defined in the Stock Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $.01 par value per share.

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the earlier of (a) the 120th day following the Closing, and (b) the tenth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set fort in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the 30th day following the Closing.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holder Agent” means Broadband Capital Management, LLC, 805 Third Avenue, New York, NY 10022, which shall act as the agent of all Holders for purposes set forth herein.

“Holder Agent Stock” as defined in the Preamble.

“Holder Agent Warrants” as defined in the Preamble.

“Holder Agent Warrant Shares” means the shares of Common Stock issuable to Holder Agent upon exercise of the Holder Agent Warrants.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Shares” means the shares of Common Stock issued to the Purchasers pursuant to the Stock Purchase Agreement (for purposes of clarity, Purchaser Shares does not include the shares of Common Stock issued to the Excluded Investors pursuant to the Stock Purchase Agreement).

“Registrable Securities” means all of the Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Purchaser Shares, the Holder Agent Stock and the Holder Agent Warrant Shares.

“Trading Day” means a day in which the United States securities markets are open for trading.

2.                                       Registration.

(a)                                  On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale its common stock on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith).  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and, shall use its commercially reasonable efforts to maintain the Registration Statement current and effective under the Securities Act until the earlier of (i) March 30, 2006, (ii) the date when all Purchaser Shares covered by the Registration Statement have been sold or may be sold within the volume restrictions set forth in Rule 144(e) in any three month period or (iii) such times as all Purchaser Shares have been sold pursuant to a Registration Statement (the “Effectiveness Period”).

(b)                                 Notwithstanding anything contained herein, if: (i) a Registration Statement is not filed on or prior to the Filing Date, or (ii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (iii) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Purchaser Shares for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Purchaser Shares, for in any such case 15 consecutive Trading Days but no more than an aggregate of 60 calendar days during any 12-month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such 15- or 60-day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder; provided that in no event shall the aggregate amount of cash required to be paid as liquidated damages pursuant to this Section 2(b) exceed 14% of the aggregate purchase price paid by the Holders in the event that the Registration Statement is filed on or prior to the Filing Date or 17% of the aggregate purchase price paid in the event that the Registration Statement is not filed on or prior to the Filing Date. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.  The remedies of the Holder’s for the Company’s breaches contained in this Section 2(b) shall be subject to and limited by the liquidated damages provisions of this Section.  The Company’s obligation to pay liquidated damages for an Event set forth (x) in subsection (i) above shall be subject to the timely receipt by the Company of an investor questionnaire that is referenced in the Stock Purchase Agreement and (y) in subsection (ii) or (iii) above shall be subject to the timely receipt of all reasonably necessary information from Holders which the Company shall request in writing to the Holders.

(c)                                  The Holders will promptly furnish the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Registration Statement (and any amendments and supplements thereto) and in obtaining and maintaining the effectiveness of the Registration Statement.

3.                                       Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)                                  Not less than three business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, upon request (i) furnish to the Holder Agent copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by the Holder Agent) which documents will be subject to the review of the Holder Agent, if any, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel.  The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto in the event that an objection, which shall be reasonable and made in good faith, to such filing is made by the Holder Agent, provided that the Company is notified of such objection in writing no later than three Trading Days after the Holder Agent have been so furnished copies of such documents.

(b)                                 Use commercial reasonable efforts to (i)  prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, upon request, provide the Holder Agent true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)                                  Notify the Holder Agent as promptly as reasonably possible and (if requested by the Holder Agent) confirm such notice in writing promptly following the day (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;

and (ii) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to the Holder Agent.

(d)                                 Notify the Holder Agent and the Holders as promptly as reasonably possible and (if requested by the Holder Agent or any such Holder) confirm such notice in writing promptly following the day (i) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement at the earliest practicable moment or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable.

(f)                                    Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g)                                 Subject to the terms of Section 4(ii), promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in connection with resales by the Holder of Registrable Securities.  Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any applicable notice pursuant to Section 3(c) and/or 3(d).

(h)                                 Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing and as reasonably acceptable to the Company, to keep each registration or qualification (or exemption therefrom) effective during the

Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, consent to service of process in any jurisdiction in which it has not so consented, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i)                                     If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a purchaser pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Securities Act and the Stock Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(j)                                     Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder Agent and the Holders in accordance with clauses (ii) through (v) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b) as set forth in such section.

(k)                                  Comply with all applicable rules and regulations of the Commission.

(l)                                     The Company may require each Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and dispositive control over such Common Stock. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended, until three Trading Days after such information is delivered to the Company.

4.                                       Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made by the Company with the trading market on which the Common Stock is then listed for trading, and (B) in compliance by the Company with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of copying the Prospectuses (it being acknowledged that the Company shall not be required to print the Prospectuses), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5.                                       Indemnification

(a)                                  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against any and all Losses, arising out of or based upon: (x) such Holder’s failure to comply with the Prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder for use specifically therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities or (2) in the case of an occurrence of an event of the type specified in Section 3(d)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent for all Indemnified Parties shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with defending such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)                                 Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

5A.                             Rule 144 Reporting.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Purchaser Shares without registration , for a period of two years from the Closing, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

6.                                       Miscellaneous

(a)                                  Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 No Piggyback on Registrations.  Except as consented to by the Holder Agent, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement filed pursuant to this Agreement other than the Registrable Securities. The Company shall not file any other registration statement other than a registration statement on Form S-4 or Form S-8 until after the Effectiveness Date.

(c)                                  Compliance.  Each Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall only sell or distribute Shares in those jurisdictions in which such Holder is authorized to do so.

(d)                                 Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c) and/or 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this Section 6(d).

(e)                                  Piggy Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Purchaser Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the Holder Agent a written notice of such determination and, if within 15 days after the date of such notice, any Holder shall so request in writing delivered to the Company, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that have been sold or may be sold within the volume restrictions set forth in Rule 144(e) in any three month period or that are the subject of a then effective Registration Statement

(f)                                    Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities (or Holder Agent, as applicable). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates.

(g)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Stock Purchase Agreement.

(h)                                 Successors and Assigns.  This Agreement and all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not, provided, however, that the registration rights conferred herein shall only inure to the benefit of a transferee of such Shares if such transferee is a partner, shareholder or affiliate of an original party hereto.

(i)                                     Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)                                     Governing Law.   This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

(k)                                  Cumulative Remedies.  Subject to the liquidated damages provisions of Section 2(b), the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)                                     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m)                               Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n)                                 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

OMTOOL, LTD.

By:	/s/ Robert Voelk
	Name:	Robert Voelk
	Title:	President

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

[SIGNATURE PAGE OF PURCHASERS TO RRA]

[PURCHASER]
The Doug Levine 2002 Qualified Annuity Trust
By:	/s/ Doug Levine
Name: Doug Levine
Title: Trustee

[PURCHASER]
DKR Sound hore Strategic Holding Fund Ltd.
By:	/s/ Barbara Burger
Name: Barbara Burger
Title: Alternate Director

[PURCHASER]
DKR Sound Shore Oasis Holding Fund Ltd.
By:	/s/ Barbara Burger
Name: Barbara Burger
Title: Alternate Director

[PURCHASER]

By:	/s/ Fraydon Manocherian
Name: Fraydon Manocherian
Title: Self

[PURCHASER]
Corsair Capital Investors, Ltd.
By:	/s/ Jay Petschel
Name: Jay Petschel
Title: Managing Member of I.M.

[PURCHASER]
Corsair Capital Partners 700, L.P.
By:	/s/ Jay Petschel
Name: Jay Petschel
Title: Managing Member of G.P.

[PURCHASER]
Corsair Capital Partners, L.P.
By:	/s/ Jay Petschel
Name: Jay Petschel
Title: Managing Member of G.P.

[PURCHASER]
Alexander Enterprise Holdings Corp.
By:	/s/ Jared Bluestein
Name: Jared Bluestein
Title: Director

[PURCHASER]
Selwyn Partners LP
By:	/s/ Victor M. Dandriges
Name: Victor M. Dandriges
Title: General Partner

[PURCHASER]
The FM Grandchildren’s Trust
By:	/s/ Greg Manocherian
Name: Greg Manocherian
Title: Vice President

[PURCHASER]
Trinad Capital LP
By:	/s/Robert Ellin
Name: Robert Ellin
Title: Managing Member

[PURCHASER]
Kabuki Partners ADP, G.P.
By:	/s/ Greg Manocherian
Name: Greg Manocherian
Title: Partner

[PURCHASER]
Leviticus Partners LP
By:	/s/Adam M. Hutt
Name: Adam M. Hutt
Title: President AMH Equity, GP of Leviticus Partners LP